Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Popular, Inc. of our report dated June 25, 2025, relating to the financial statements and supplemental schedule of the Popular, Inc. Puerto Rico Savings and Investment Plan, which appears in the Annual Report of Popular, Inc. Puerto Rico Savings and Investment Plan on Form 11-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
September 26, 2025

1